                                 SCHEDULE 14A
===============================================================================
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            HIGHLAND BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             HIGHLAND BANCORP, INC.
                          601 South Glenoaks Boulevard
                           Burbank, California 91502
                                 (818) 848-4265

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On April 28, 1999


TO EACH STOCKHOLDER OF HIGHLAND BANCORP, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of Highland Bancorp, Inc. (the "Company"), will be held at 10:00 a.m. on Wednesday, April 28, 1999 at the Red Lion Hotel, 100 W. Glenoaks Boulevard, Glendale, CA 91202 for the following purposes, all as set forth in the attached Proxy Statement:

     1. To elect two directors to serve until the election of directors in 2002 and until their respective successors are elected and have qualified. The nominees of the Board of Directors are Stephen N. Rippe and George Piercy, each of whom is currently a director of the Company;

     2. To consider and act on the ratification of KPMG LLP as independent auditors for the Company for 1999;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any and all adjournments thereof. Only holders of the common stock of the Company at the close of business on March 31, 1999 are entitled to notice of and to vote in person or by proxy at the Meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVED MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE SEPARATELY COMPLETED AND RETURNED. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS; PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                              By Order of the Board of Directors

                              /s/ Anthony L. Frey

                              Anthony L. Frey
                              Executive Vice President, Chief Financial Officer and Corporate Secretary
Dated: April 6, 1999

                             HIGHLAND BANCORP, INC.
                          601 South Glenoaks Boulevard
                           Burbank, California 91502
                                 (818) 848-4265


                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On April 28, 1999


     This proxy statement (the "Proxy Statement") is furnished to stockholders of Highland Bancorp, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on Wednesday, April 28, 1999, and at any and all adjournments thereof, for the purposes set forth in the foregoing Notice of the Meeting. The Company is the holding company of Highland Federal Bank, a federally chartered savings bank (the "Bank").

     Only holders of the common stock of the Company at the close of business on March 31, 1999 are entitled to notice of and to vote in person or by proxy at the Meeting. All proposals set forth below are proposals of the Company. The Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 6, 1999.

Matters to be Considered

     At the Meeting, the stockholders of the Company will vote upon (i) the election of two directors; (ii) the ratification of the selection of KPMG LLP as the Company's independent auditors for 1999; and (iii) such other business as may properly come before the Meeting or any adjournment thereof. The Board of Directors does not know of any matter to be brought before the Meeting other than those described in this Proxy Statement.

Voting Rights and Votes Required

     The Board of Directors has fixed March 31, 1999 as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,194,309 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Except as set forth below, the holder of record of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held on each matter to be presented at the Meeting.

     In the election of directors, a stockholder may cumulate his votes for the candidates in nomination. Each share of Common Stock will be entitled to the number of votes equal to the number of directors to be elected, and a stockholder may cast all his votes for a single candidate or may distribute his votes among two or more candidates in such manner as the stockholder deems appropriate. The candidates receiving the highest number of votes will be elected as directors of the Company. Discretionary authority to cumulate votes is hereby solicited by the Board, and the return of an executed proxy confers such authority.

     The affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of KPMG LLP as independent auditors.

     Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. For the purpose of determining whether a proposal described herein has received the necessary votes to be approved, abstentions from voting on any matter, other than the election of directors, will have the effect of a vote AGAINST such matter, while broker non-votes do not count in the determination of the voting results on any of the matters to be presented to a vote at the Meeting.

     In the event that the votes necessary to approve any of the foregoing proposals have not been obtained by the date of the Meeting, the Chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.

Solicitation and Voting of Proxies

     In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Richard J. Cross, Chairman of the Board of Directors, and Stephen N. Rippe, President and Chief Executive Officer, as proxy holders (the "Proxy Holders"). Common Stock represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon.

     If no instructions are specified, Common Stock represented by any properly executed proxy will be voted FOR the election of each of the nominees listed below under "Election of Directors," and FOR the ratification of the selection of KPMG LLP as independent auditors for the Company.

     The Board of Directors is not aware of any other matters that will come before the Meeting other than those described above. If any other matters are properly presented at the Meeting, the proxies will be voted by the Proxy Holders in accordance with the recommendations of the Board of Directors.

     A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a valid proxy bearing a later date, or by attending the Meeting and requesting that such proxy be revoked. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company will pay the expense of this solicitation. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. The Company will reimburse persons holding Common Stock in their names or the names of their nominees but not owning such Common Stock beneficially (such as brokerage houses, banks and other fiduciaries) for the expense of forwarding soliciting material to their principals. In addition, the Company may pay for and utilize the services of individuals or companies that it does not regularly employ in connection with the solicitation of proxies.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of March 31, 1999 by each director and executive officer and by all directors and executive officers of the Company as a group. Except as noted all such shares are beneficially owned solely by such individual or jointly with such individual's spouse.


  Name of Beneficial Owner                                 Amount Beneficially Owned          Percent of Class(1)
  ------------------------                                 -------------------------          -------------------
  Richard J. Cross....................................            21,585(2)(3)                          *
  Woodrow W. DeWitt...................................              52,552(2)                          2.2%
  William G. Dyess....................................            22,832(2)(4)                          *
  Anthony L. Frey.....................................              25,000(5)                          1.1%
  Ellen B. Geiger.....................................              23,250(6)                           *
  Richard O. Oxford...................................              21,357(2)                           *
  George Piercy.......................................              52,552(2)                          2.2%
  Stephen N. Rippe....................................              68,167(7)                          2.9%
  Shirley E. Simmons..................................              14,015(2)                           *
  Garry P. Warren.....................................              24,547(8)                          1.0%
  All directors and executive officers as a group
    (10 persons)......................................             325,857(9)                         13.8%

---------
 *   Less than 1%.
(1) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).
(2) Includes 10,500 shares, which may be acquired within 60 days upon exercise of outstanding options.
(3) Does not include 3,000 shares owned by Mr. Cross's wife, as to which Mr. Cross disclaims beneficial ownership.
(4) Does not include 1,600 shares owned by Mr. Dyess's wife as to which Mr. Dyess disclaims beneficial ownership.
(5) Includes 22,250 shares, which may be acquired within 60 days upon exercise of outstanding options.
(6) Includes 23,250 shares, which may be acquired within 60 days upon exercise of outstanding options.
(7) Includes 47,500 shares, which may be acquired within 60 days upon exercise of outstanding options.
(8) Includes 7,915 shares, which may be acquired within 60 days upon exercise of outstanding options.
(9) Includes a total of 163,915 shares, which may be acquired within 60 days upon exercise of outstanding options.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies those stockholders that management is aware beneficially owned, as of March 31, 1999, in excess of 5% of the outstanding Common Stock.

Name and Address                                        Common Stock Beneficially Owned
of Beneficial Owner                                     at March 31, 1999
---------------------------------------------------------------------------------------------------------------------
                                                             Number of Shares                 Percent of Class
                                                        -------------------------------------------------------------
Wellington Management Company, LLP (1)                           134,900                              6.1%
     75 State Street
     Boston, Massachusetts 02109

John Hancock Mutual Life Insurance                               169,667                              7.7%
Company (2)
     101 Huntington Avenue
     Boston, Massachusetts 02199

Deltec International S.A. (3)                                    543,856                             24.8%
     535 Madison Avenue
     New York, New York 10022

Sandler O'Neill Asset Management LLC (4)                         117,250                              5.3%
     712 Fifth Avenue - 22nd Floor
     New York, New York 10019

________________________

1) Based on a Schedule 13G filed by Wellington Management Company, LLP on February 9, 1999.
2) Based on a Schedule 13G filed by John Hancock Mutual Life Insurance Company on January 27, 1998. Direct beneficial ownership of the shares is held by John Hancock Advisors, Inc., which is a wholly-owned subsidiary of The Berkley Financial Group, which is a wholly-owned subsidiary of John Hancock subsidiaries, Inc., which is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company.
3)   Based on a Form 4 filed by Deltec International S. A. on March 5, 1999.
4) Based on a schedule 13D filed by Sandler O'Neill Asset Management LLC on March 9, 1999. The shares of Common Stock are held by various partnerships of which SOMA Holdings, LLC ("Holdings") is the general partner and to which Sandler O'Neill Asset Management provides administrative and management services. The managing member and President of Holdings and Sandler O'Neill Asset Management is Terry Maltese.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than seven (7) nor more than fifteen (15), divided into three classes as nearly equal in number as possible. The Board of Directors currently consists of seven members, and is divided into three classes designated as Class I (consisting of two members), Class II (consisting of three members) and Class III (consisting of two members). The members of Class I, whose term of office expires at the Meeting, are Stephen N. Rippe and George Piercy. The members of Class II, whose term of office expires in 2000, are Woodrow W. DeWitt, Richard O. Oxford and Shirley Simmons. The members of Class III, whose term of office expires in 2001, are Richard J. Cross and William G. Dyess. Each director's term of office expires at the Annual Meeting of Stockholders in the year in which his or her term expires and when his or her successor is elected and has qualified. Each of the members of the Board of Directors of the Company is also a member of the Board of Directors of the Bank.

Nominees for Election

     The Company's Bylaws provide that the Board of Directors shall act as a nominating committee for selecting management's nominees for election as directors. The Bylaws also provide that, if the Board of Directors makes such nominations, no nominations for directors except those made by the Board of Directors shall be voted upon at the annual meeting unless made in accordance with the following. Nominations for directors may be made by any stockholder of the Company entitled to vote for the election of directors at that meeting pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or received at the principal executive offices of the Company not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; and (c) such person's written consent to serving as a director, if elected; and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder; and (b) the class and number of shares of the Company which are owned of record by such stockholder.

     The nominees of the Board of Directors for election as directors at the Meeting are Stephen N. Rippe and George Piercy. Unless otherwise indicated on a proxy, each proxy will be voted for the election of such individuals to serve until the annual meeting of stockholders to be held in 2002 and until their successors are elected and have qualified. Each of such nominees is an incumbent director and has consented to being named as a nominee for election of directors in this Proxy Statement and to serving as a director if elected.

     Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     The following sets forth, as of March 31, 1999, certain information concerning each of the individuals nominated for election as a director (Class
I) at the Meeting:

                                    Position with the
                                    -----------------
        Name and Age               Company and the Bank            Principal Occupation and Business Experience
        ------------               --------------------            --------------------------------------------
George Piercy (80)             Director                       Director of the Company since 1997.  Vice Chairman of
                                                              the Board of Directors of the Bank from 1993 to 1995
                                                              and a Director of the Bank since 1968. Chairman of the
                                                              Board of Directors of the Bank from 1982 to 1993.
                                                              President of Highland Auto and Truck Supply
                                                              (manufacturer of military truck parts and accessories)
                                                              since 1949.

Stephen N. Rippe (52)          President,                     Director of the Company since 1997.  President of the
                               Chief Executive Officer        Bank since April 1994 and Executive Vice President
                               and Director                   from February to April 1994.  Director of the Bank
                                                              since February 1994.  Chief Operating Officer of
                                                              Imperial Thrift and Loan Association from 1991 to
                                                              1994.  Various executive positions with Security
                                                              Pacific National Bank from 1971 to 1989, including
                                                              President of Security Pacific Bank Nevada from 1987 to
                                                              1989 and Regional Manager for business banking from
                                                              1984 to 1987.


     The following sets forth, as of March 31, 1999, certain information concerning each of the Company's Class II directors:

                                    Position with the
                                    -----------------
        Name and Age               Company and the Bank            Principal Occupation and Business Experience
        ------------               --------------------            --------------------------------------------
Woodrow W. DeWitt (83)         Director                      Director of the Company since 1997.  Director of the
                                                             Bank since 1968.  Chairman of the Board of DeWitt
                                                             Transfer & Storage since 1955.

Richard O. Oxford (61)         Director                      Director of the Company since 1997.  Director of the
                                                             Bank since 1991.  President and Chief Executive
                                                             Officer of Dial Industries, Inc. (a manufacturer of
                                                             housewares) since 1978.  Associate, McKinsey & Co.
                                                             (international management consulting firm) from 1965
                                                             to 1968.  In 1993, Arroyo Seco Enterprises, a
                                                             partnership of which Mr. Oxford was General Partner,
                                                             filed for bankruptcy under Chapter 11 of the
                                                             Bankruptcy Code.  This bankruptcy was discharged in
                                                             1995.

Shirley E. Simmons (64)        Vice Chairman of the          Director of the Company since 1997.  Vice Chairman of
                               Board of Directors            the Board of Directors of the Bank since 1995 and a
                                                             Director of the Bank since 1991.  Retired since 1991.
                                                             Various executive positions with Security Pacific
                                                             National Bank from 1958 to 1991, most recently as
                                                             Regional Vice President (1988 to 1991).

     The following sets forth, as of March 31, 1999, certain information concerning each of the Company's Class III directors:

                                    Position with the
                                    -----------------
        Name and Age               Company and the Bank            Principal Occupation and Business Experience
        ------------               --------------------            --------------------------------------------
Richard J. Cross (69)          Chairman of the Board          Chairman of the Board of Directors of the Company
                               of Directors                   since 1997.  Chairman of the Board of Directors of the
                                                              Bank since 1993.  Vice Chairman of the Board of
                                                              Directors of the Bank from 1992 to 1993 and a Director
                                                              of the Bank since 1990.  Managing Partner of Cross
                                                              Investment Company (an investment and consulting
                                                              company) since 1971 and Professor of Management and
                                                              Finance at Woodbury University since 1985.
                                                              Twenty-seven years' commercial banking experience,
                                                              including various executive positions with Lloyds Bank
                                                              from 1962 to 1981, most recently as Executive Vice
                                                              President.

William G. Dyess (73)          Director                       Director of the Company since 1997.  Director of the
                                                              Bank since 1968.  An independent real estate appraiser
                                                              since 1955.


     The following sets forth, as of March 31, 1999, certain information concerning each of the Company's and the Bank's executive officers, other than Mr. Rippe.

                                    Position with the
                                    -----------------
        Name and Age               Company and the Bank            Principal Occupation and Business Experience
        ------------               --------------------            --------------------------------------------
Anthony L. Frey (45)           Executive Vice President,      Executive Vice President, Chief Financial Officer and
                               Chief Financial Officer and    Secretary of the Company since December 1997.
                               Secretary                      Executive Vice President, Chief Financial Officer and
                                                              Secretary of the Bank since January 1997.  Senior Vice
                                                              President, Chief Financial Officer and Secretary of
                                                              the Bank from May 1996 to January 1997.  Various
                                                              executive positions with Imperial Thrift and Loan
                                                              Association from August 1994 to May 1996, most
                                                              recently as Senior Vice President and Chief Financial
                                                              Officer.  Senior Vice President and Controller of Home
                                                              Fed Bank from 1984 to 1994.  Various positions with
                                                              KPMG LLP from 1979 to 1984.  Mr. Frey is a Certified
                                                              Public Accountant.

        Name and Age              Position with the Bank           Principal Occupation and Business Experience
        ------------               --------------------            --------------------------------------------
Ellen B. Geiger (46)           Executive Vice President       Executive Vice President and Branch Administrator of
                               and Branch Administrator       the Bank since January 1997.  Senior Vice President
                                                              and Branch Administrator of the Bank from July 1995 to
                                                              January 1997.  Founder and President of
                                                              Geiger/Kochakji & Associates (banking industry
                                                              consultants) from 1991 to 1995.  Various executive
                                                              positions with Security Pacific National Bank from
                                                              1979 to 1991, most recently as Senior Vice President
                                                              and Branch Administrator.

Garry P. Warren (48)           Executive Vice President       Executive Vice President and Chief Lending Officer of
                               and Chief Lending Officer      the Bank since January 1997.  Senior Vice President
                                                              and Chief Lending Officer of the Bank from May 1994 to
                                                              January 1997.  Southern California Regional Manager of
                                                              Imperial Thrift and Loan Association from 1993 to
                                                              1994.  Vice President of Pacific First Mortgage from
                                                              1990 to 1992.  Senior Director of Grubb and Ellis,
                                                              Mortgage Banking Division, from 1987 to 1990.  Senior
                                                              Vice President of American Savings from 1983 to 1987.
                                                              Vice President and Manager for Citicorp from 1981 to
                                                              1983.

Committees of the Board of Directors

     The Board of Directors has established, in addition to certain other committees, an Audit Committee and a Personnel/Compensation Committee.

     The Audit Committee, currently comprised of Ms. Simmons (chairman of the Committee) and the five other directors who are not employees of the Company, reviews the examinations of the Bank conducted by the Office of Thrift Supervision ("OTS"), meets with the Company's independent auditors to receive their evaluation of the condition of the Company and the adequacy of its internal controls and procedures, reviews the annual audit of the Company, considers the adequacy of auditing procedures, recommends appointment of the Company's independent auditors and reviews proposed and actual fees for both audit and non-audit accounting services. This committee also reviews reimbursement of expenses incurred by officers. The Audit Committee held four meetings in 1998.

     The Personnel/Compensation Committee, currently comprised of Mr. Oxford (chairman of the Committee), Mr. Cross, Mr. Piercy and Ms. Simmons, reviews recommendations from management concerning the policies governing the setting of salaries and bonuses of all employees, sets the compensation of the executive officers, is responsible for the administration of the Option Plan, makes all awards of options and shares pursuant to the Option Plan, and has responsibility for designing and submitting to the Board policies and plans with respect to long-term and incentive compensation programs. The Personnel/Compensation Committee held three meetings in 1998.

Meetings of Directors

     During 1998, the Board of Directors of the Bank held 13 meetings and the Board of Directors of the Company held 13 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors of the Company and the Bank and the committees of which he or she was a member.

Compensation of Directors

     During 1998, each director of the Bank, other than directors who were also employees of the Bank, was paid directors' fees of $2,000 per month and $175 for each committee meeting attended. Mr. Cross (Chairman of the Board) received additional fees of $417 per month as compensation for that position. Ms. Simmons (Chairman of the Audit Committee) received additional fees of $208 per month as compensation for that position. Pursuant to this arrangement, the Bank paid $226,552 in aggregate compensation to directors during 1998. Each director of the Bank who has reached the age of 72 and has served as a director for at least 18 years or was a director on August 19, 1985, or who becomes unable to continue to serve as a director for reasons of ill health, may be designated a "director emeritus" by the Board of Directors. Each director emeritus would be entitled to continue to receive a monthly fee equal to the board fee he or she received immediately prior to becoming a director emeritus and the continuation of certain benefits. The Board of Directors has designated Ben Karmelich, who retired as a director of the Bank in April 1998, a "director emeritus". Mr. Karmelich does not presently receive a monthly fee. Directors of the Bank are not currently paid any additional fees for serving as directors of the Company.

     Each non-employee director is also eligible to participate in the Option Plan. During 1998, each of the non-employee directors was granted non-qualified options to acquire 4,000 shares of Common Stock at an exercise price of $43.00 per share.

     Prior to July 1992, each of Messrs. DeWitt, Dyess and Piercy had retirement agreements with the Bank that provided for certain retirement benefits in the event of the retirement or death of such director, payable in annual installments over 15 years. Such benefits would have been not less than $6,400 annually in the event of retirement or death occurring after June 19, 1992 and not more than $9,600 annually in the event of retirement or death occurring after June 19, 1996. Effective July 1992, each of such directors elected to receive, commencing in 1992 and in lieu of such retirement benefits, 15 annual payments of $6,400.

THE BOARD OF DIRECTORS HAS APPROVED THE ELECTION OF THE NOMINEES NAMED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THEM AS A DIRECTOR OF THE COMPANY.


                            EXECUTIVE COMPENSATION

     Set forth below is certain information concerning the compensation of (i) Stephen N. Rippe, Chief Executive Officer of the Company and the Bank, (ii) Anthony L. Frey, Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank, (iii) Garry P. Warren, Executive Vice President and Chief Lending Officer of the Bank, and (iv) Ellen B. Geiger, Executive Vice President and Branch Administrator of the Bank (collectively, the "named executive officers"), for each of the last three fiscal years or such lesser period that such individual has been employed by the Bank. No other executive officer of the Bank received salary and bonus at a rate in excess of $100,000 during 1998. Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank.

   Name and Principal Position                Annual Compensation                    Long-Term Compensation
---------------------------------   --------------------------------------      --------------------------------
                                                                                 Performance
                                                                                    Stock                             All Other
                                     Year        Salary           Bonus          Awards($)(2)     Options(#)(1)     Compensation
                                    ------     ---------       -----------      -------------    ---------------  ----------------
Stephen N. Rippe                     1998       $235,050         $89,730           $      -                -        $10,136   (4)
  President and                      1997        215,185          66,500            106,250           45,000          9,423   (4)
  Chief Executive Officer            1996        181,539          50,000                  -           10,000          7,748   (4)

Anthony L. Frey                      1998       $142,680         $48,155                  -                -        $12,080   (5)
  Executive Vice President,          1997        137,531          26,000             58,437           13,000          7,726   (5)
  Chief Financial Officer            1996         88,805   (3)         -                  -           20,000          2,657   (5)
  and Secretary

Garry P. Warren                      1998       $152,988         $90,683           $      -                -        $ 8,304   (6)
  Executive Vice President,          1997        146,243          39,750             90,313           17,000          8,587   (6)
  and Chief Lending Officer          1996        146,019          35,000                  -            6,000          5,838   (6)

Ellen B. Geiger                      1998       $118,925         $40,069           $      -                -        $ 5,290   (7)
  Executive Vice President,          1997        113,839          31,500             63,750           11,000          7,311   (7)
  and Branch Administrator           1996        108,308               -                  -           12,000          2,581   (7)

_________________________
(1) Consists of the number of shares of stock underlying stock options granted during the periods indicated.
(2) Pursuant to the Option Plan, Messrs. Rippe, Frey and Warren and Ms. Geiger were granted 5,000, 2,750, 4,250 and 3,000 shares, respectively, in fiscal 1997 which had a market value at December 31, 1998 of $157,500, $86,625, $133,875 and $94,500. The dollar amounts set forth in the table represent the market value of the shares on the date of issuance.
(3) Mr. Frey was first employed by the Company in May 1996. Mr. Frey's annual salary at December 31, 1996 was $130,000 per year.
(4) Consists of $5,000, $4,750, and $4,500 contributions to the Bank's 401(k) Plan, $1,268, $1,318, and $1,369 in imputed life insurance payments and $3,868, $3,355, and $1,879 for personal use of a Bank automobile in 1998, 1997, and 1996, respectively.
(5) Consists of $5,000, $1,911, and $0 contributions to the Bank's 401(k) Plan, $717, $768, and $298 in imputed life insurance payments and $6,363, $5,047, and $2,359 for personal use of a bank automobile in 1998, 1997, and 1996, respectively.
(6) Consists of $5,000, $4,750, and $3,487 contributions to the Bank's 401(k) Plan, $953, $1,146, and $999 in imputed life insurance payments and $2,351, $2,691, and $1,352 for personal use of a Bank automobile in 1998, 1997, and 1996, respectively.
(7) Consists of $3,098, $4,596 and $242 contributions to the Bank's 401(k) Plan, $930, $796, and $746 in imputed life insurance payments and $1,262, $1,919, and $1,593 for personal use of a Bank automobile in 1998, 1997, and 1996, respectively.

Option Grants

During 1998, no Options were granted to the named executive officers.

Option Exercises and Holdings

     The following table provides information with respect to the named executives concerning their exercise of options during 1998 and their year-end option holdings.


                                                                           Number of
                                                                          Unexercised
                                                                          Options at           Value of Unexercised
                                                                           Year-End            In-the-Money Options
                                    Shares                                                        at Year-End (1)
                                 Acquired on            Value            Exercisable/
Name                              Exercised            Realized          Unexercisable       Exercisable/Unexercisable
---------------------------     --------------      --------------     -----------------     -------------------------
Stephen N. Rippe                      0                    0             46,250/28,750          $647,300/  $ 325,200

Anthony L. Frey                       0                    0             19,000/14,000           255,700/    180,100

Garry P. Warren                    10,535             $201,172            3,665/11,500            37,600/    132,500

Ellen B. Geiger                       0                    0             20,500/ 8,500           317,800/    101,800

_______________________
(1) Value of an exercise "in-the money" options is the difference between the fair market value of the securities underlying the options and the exercise price of the options as of December 31, 1998. The closing sale price of the Common Stock on December 31, 1998 was $31.50 per share.


Executive Officer Change of Control Agreements

     In 1995, the Bank entered into a Change of Control Employment Agreement with each of Messrs. Rippe and Warren, Ms. Geiger, and three other officers of the Bank, and in May 1996, the Bank entered into a Change of Control Agreement with Mr. Frey. Such agreements provide that if a change of control of the Bank (defined to include a merger, consolidation or asset transfer where the Bank is not the surviving entity and the acquisition by a person or group of more than 50% of the outstanding shares of the Bank) occurs during the employment of the individual and the individual's position is subsequently eliminated or materially altered or the individual resigns his or her employment for good reason (defined to include a reduction in salary levels or benefits, material diminution in title or responsibilities or a job relocation of more than 50 miles), the individual will be entitled to a lump sum payment equal to his or her salary for a specified period. In the case of Mr. Rippe, such period is two and one-half years and in the case of Mr. Warren, Mr. Frey and Ms. Geiger, such period is one and one-half years.

Acceleration Events Under the Option Plan

  In the event the Company enters into an agreement to dispose of all or substantially all of its assets or if the Company's stockholders dispose or agree to become obligated to dispose of fifty percent or more of the outstanding shares of Common Stock ("Acceleration Event"), then each outstanding option will be exercisable during the thirty days immediately preceding such Acceleration Event. However, no Acceleration Event will be deemed to occur in the event that
(i) the terms of the agreements pursuant to which such transaction is occurring requires as a condition to the consummation of the transaction that each option will be either assumed by a successor corporation or be replaced with a comparable option to purchase shares of stock of the successor corporation, and
(ii) the transaction is approved by a majority of the directors who have been in office for more than twelve months prior to the scheduled consummation of the transaction. Upon consummation of the Acceleration Event, all outstanding options, whether or not so accelerated, will terminate and cease to be exercisable, unless assumed by the successor corporation.

                    PERSONNEL/COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The following Report of the Personnel/Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed filed under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act of 1934, as amended (the "Exchange Act").

     The Personnel/Compensation Committee of the Board of Directors (the "Committee") is composed of four directors who are not also employees of the Company. The Committee establishes the overall compensation and employee benefits of the Company and the specific compensation of the Company's and the Bank's executive officers. It is a goal of the Committee to implement executive officer compensation programs that further the business objectives of the Company and that attract, retain and motivate the best-qualified executive officers.

     The Company's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that this performance goal and the long-term interests of the Company's stockholders generally are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that the Company's executive officer compensation policies are consistent with this policy.

     None of the Company's or the Bank's executive officers has a written employment agreement or other formal assurance of continued employment by the Company. (See "Executive Compensation -- Executive Officer Change of Control Agreements.") As a result, each of the executive officer's compensation is determined each year by the Committee, based on factors that the Committee deems appropriate. As indicated below, the overall financial performance of the Company is a factor considered by the Committee in setting compensation levels for executive officers.

     Annual compensation levels for each executive officer, including the Chief Executive Officer, are determined by the Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position, (ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, earnings per share, problem asset levels, levels of general and administrative expense and loan and deposit production) for the Company for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) a comparison to compensation levels paid by comparable financial institutions, and (vi) the officer's length of service with the Company. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with financial institutions of similar size and with comparable operating results.

     Bonus compensation for 1998 was based in large part on return on equity for the Company and the following performance criteria, (i) net interest income,
(ii) noninterest income, (iii) loan delinquency levels, and (iv) cost management. The Committee established a target return on equity, for payment of the full bonus related to this factor, of 16%. Assuming achievement of the target return, the President and Chief Executive Officer of the Company and the Bank would receive 60% of the bonus award based on achieving the target return on equity and 40% of the bonus award based on other company results as measured against specific performance objectives and standards established at the beginning of the year. Other Named Executives had similar performance objectives except their target percentages related to the performance criteria varied depending on their areas of responsibility. The actual return on average equity for the Company for the year was 19.7%. All bonuses paid to executive officers, including the Named Executives, for service during 1998 were approved by the Compensation Committee of the Board of Directors.

     Mr. Rippe, President and Chief Executive Officer of the Company and the Bank, was eligible to receive a bonus of up to 48% of his base salary for services during 1998 based on specific performance achievements discussed above. In 1999, Mr. Rippe received an annual bonus related to 1998 performance of $111,338, or 47.6% of his 1998 base salary.

     While the Committee establishes salary and bonus levels based on the above described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of the Company's stockholders and enhances the Company's ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by the Bank pursuant to the Option Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the Common Stock increases over fair market value on the date of grant. Stock options have been granted to each of the named executive officers and to other officers and employees of the Bank. Through the Option Plan, there will be an additional direct relationship between the Company's performance and benefits to executive officer Option Plan participants.

     Significant actions that were taken in 1998 included (i) formalizing bonus plans for executive officers; (ii) conducting review of the compensation practices of a peer group of companies; and (iii) obtaining stockholder approval to amend the Company's Stock Option and Performance Share Award Plan to provide additional flexibility to the Board of Directors in the administration of the Plan and to provide for an additional 100,000 shares to be made available for future grants. In 1999, the Committee expects to refine the criteria related to cash bonus plans for executive officers.

                              Richard O. Oxford, Chairman
                              Richard J. Cross
                              George Piercy
                              Shirley Simmons


Compensation Committee Interlocks and Insider Participation

     None of the members of the Personnel/Compensation Committee during 1998 has ever been an officer or employee of the Company or any of its subsidiaries.

                                PERFORMANCE GRAPH

     Set forth below is a graph that compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the common stock of the Bank, prior to the Reorganization) with (i) the cumulative total return of the issuers included in the Nasdaq Composite Index as reported to the Company by SNL Securities LC ("SNL Securities"), (ii) the cumulative total return of the issuers included in the SNL Securities $500M-$1B Thrift Composite Index as reported to the Company by SNL Securities, and (iii) a published index based on the cumulative total return for a group of 25 California-based savings and loan institutions selected by Media General Financial Services ("Media General"), as reported to the Company by Media General (the "Peer Group" index), in each case assuming the reinvestment of dividends.

     During 1998, the Company changed its "Peer Group" index based on the cumulative total return of 25 California-based savings and loans to the SNL Securities $500M-$1B Thrift Composite Index. The Company believes this index more accurately compares stockholder returns to companies its size; whereas, the California "Peer Group" includes many companies with over $1 billion in assets.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Prior to the commencement of trading in the Common Stock on the Nasdaq Small-Cap Market on October 16, 1995 (and the subsequent listing of the stock on the Nasdaq National Market in December 1995), there was no established public trading market for the Common Stock and only infrequent trades executed by a securities broker. Information for periods prior to the listing of the Common Stock on the Nasdaq Small-Cap Market are based on the average bid and ask prices for the Common Stock as reported to the Company by J. Alexander Securities, Los Angeles, California, as of the date of the last transaction of which such firm is aware during each such year. Thus, the prices used by the Company in determining the five-year cumulative return for the Common Stock prior to the listing of the Common Stock with Nasdaq may not represent actual transactions.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             HIGHLAND BANCORP, INC.
      NASDAQ MARKET INDEX, SNL $500M-$1B THRIFT INDEX AND PEER GROUP INDEX



                       [PERFORMANCE GRAPH APPEARS HERE]

                                                         Period Ending
                             --------------------------------------------------------------------
Index                        12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
-------------------------------------------------------------------------------------------------
Highland Bancorp, Inc.         100.00       75.00       96.88      106.25      204.70      198.61
NASDAQ - Total US              100.00       97.75      138.26      170.01      208.58      293.21
SNL $500M-$1B Thrift Index     100.00      105.09      157.41      195.18      329.70      302.47
Prior Highland Peer Group      100.00      104.99      136.18      169.23      207.00      171.27

Note: Highland Bancorp's values for years 1993-1997 were provided by the company. Prior Highland Peer Group values for years 1993-1997 were provided by Media General.

                     ASSUMES $100 INVESTED ON JAN. 1, 1994
          ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDED DEC. 31, 1998

                                  PROPOSAL 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has selected KPMG LLP as the independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for 1999. A member of such firm is expected to be present at the Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

     If the stockholders of the Company do not ratify the selection of KPMG LLP, or if such firm should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Board of Directors or the Audit Committee will appoint other independent auditors.

     Ratification of the selection of KPMG LLP as the Company's independent auditors requires the affirmative vote of a majority of the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq national Market. The SEC requires executive officers, directors and greater than ten percent shareholders to furnish to us all Section 16(a) forms they file.

     Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 1998 all executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's executive offices at 601 South Glenoaks Blvd., Suite 200, Burbank, California 91502, addressed to the attention of the Secretary, by December 8, 1999 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.

     In addition, in the event a stockholder proposal is not submitted to the Company prior to February 21, 2000, the proxy to be solicited by the Board of Directors for the 2000 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion, if the proposal is presented at the 2000 annual meeting of stockholders, without any discussion of the proposal and the proxy statement for such meeting.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1998 is being mailed to the stockholders of the Company with this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries, financial statement schedules and management's discussion and analysis of such financial statements, and the report thereon of KPMG LLP, the Company's independent auditors.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 BY WRITING TO THE COMPANY AT 601 SOUTH GLENOAKS BOULEVARD, BURBANK, CALIFORNIA 91502, ATTENTION: ANTHONY L. FREY.


                                 OTHER BUSINESS

     Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxy Holders to vote the shares represented by the proxies on such matters in accordance with the recommendations of the Board of Directors and authority to do so is included in the proxy.

                              By Order of the Board of Directors,

                              /s/ Anthony L. Frey

                              Anthony L. Frey
                              Executive Vice President, Chief Financial Officer and Corporate Secretary

Dated: April 6, 1999

                                                       REVOCABLE PROXY
                         HIGHLAND BANCORP, INC.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder of Highland Bancorp, Inc. (the "Company") hereby appoints Richard J. Cross and Stephen N. Rippe and each of them, with full power of substitution, proxies of the undersigned with authorization to represent and vote all shares of Common Stock, par value $0.01 per share, of the Company held of record by the undersigned, as directed below and in their discretion on all other matters which may properly come before the Annual Meeting of Stockholders to be held on April 28, 1999, and at any adjournment or adjournments thereof, as if the undersigned were present and voting at the Meeting.

    The shares represented by this proxy, when duly executed and returned, will be voted as directed herein by the undersigned. Where no direction is given, such shares will be voted "FOR" the election of all nominees for director and "FOR" ratification of KPMG LLP as independent auditors.

    This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

 1. Election of Directors: To elect the following two directors to serve until the election of Directors in 2002 and until their respective successors are elected and have qualified: Stephen N. Rippe and George Piercy.

    [_] FOR all        [_] WITHHOLD AUTHORITY   [_] WITHHOLD AUTHORITY to
        nominees           to vote for              vote for the following
        listed above.      nominees above.          nominee only (write the name
                                                    of the nominee below).

 2. Approval of Independent Auditors: To ratify the election of KPMG LLP as the Company's independent auditors for 1999.

 3. Other Business: To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                                              [_] The proxies are authorized to
                                                  vote as recommended by the
                                                  Board of Directors upon such
                                                  other business as may properly
                                                  come before the Meeting. The
                                                  undersigned hereby
                                                  acknowledges receipt of the
                                                  accompanying Notice of Meeting
                                                  and Proxy Statement.

                                                  Date: __________________, 1999

                                                  Signed: ______________________

                                                  ______________________________

(Please sign your name (or names) as it appears on the label affixed hereon. When signing in a fiduciary or representative capacity or as a corporate officer, please indicate and state such capacity, title or office.)
               We do [_]  do not [_] plan to attend the Meeting.